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                                                                     EXHIBIT 4.2

                         CERTIFICATE OF MEMBERSHIP UNITS
                                                                  Membership
      Number                                                        Units

[GRAPHIC]

                    UNITED WISCONSIN GRAIN PRODUCERS, L.L.C.
 A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF WISCONSIN


     This Certifices that ___________________________________________________
is/are the owner(s) of __________________________________________________ UNITS
(________________) of the Membership Units of United Wisconsin Grain Producers, L.L.C., a Wisconsin limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate Register of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this day of , 2002.

    ------------------------------          -------------------------------
        Kevin Roche, Chairman                 Robert Lange, Secretary

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FOR VALUE RECEIVED, ____________________ HEREBY SELL, ASSIGN, AND TRANSFER UNTO
____________________________ __________________________ UNITS REPRESENTED BY THE
WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED _______________________, _____________.

IN PRESENCE OF

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                                                --------------------------------

                                                --------------------------------

     The transferability of the Units represented by this certificate is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating Agreement as agreed to by each Member.

     The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of an effective registration under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under applicable state securities laws.